                                                                   EXHIBIT 10.35

                              AMENDED AND RESTATED
             INTELLECTUAL PROPERTY ALLOCATION AND LICENSE AGREEMENT


This Intellectual Property Allocation and License Agreement (this "Agreement"), dated as of this 6th day of August, 1992 ("Effective Date"), between EDIL INTERNATIONAL LIGHTING B.V., a Netherlands corporation (hereinafter referred to as "IL"), OSRAM ACQUISITION CORPORATION, a Delaware corporation (hereinafter referred to as "NAL") and OSRAM G.m.b.H., a corporation of the Federal Republic of Germany (hereinafter referred to as "Osram").


                                    RECITALS


IL has entered into the Amended and Restated IL Stock Purchase Agreement and related agreements including the Amended and Restated IL Intellectual Property Agreement dated as of the date hereof (the "IL GTE Agreements") pursuant to which IL shall acquire all of the stock or assets of those entities listed in Schedule A to this Agreement, collectively, the "IL Companies", and

NAL has entered into the Amended and Restated NAL Stock Purchase Agreement and Amended and Restated NAL Asset Purchase Agreement and related agreements including the Amended and Restated NAL Intellectual Property Agreement dated as of the date hereof (the "NAL GTE Agreements"), pursuant to which NAL shall acquire all of the stock of those entities listed in Schedule C to this Agreement, and the assets of those entities listed in Schedule D to this Agreement (collectively, the "NAL Companies").

IL and NAL wish to allocate between them Intellectual Property (as defined below) of the GTE EPG Lighting Business (as defined below) and to enter into this Agreement for such purpose, and Osram wishes to grant certain license rights to IL and to enter into this Agreement solely for such purpose.

Now, therefore, in consideration of these premises and other good and valuable consideration, the parties hereto agree as follows:


                                   ARTICLE I

For all purposes of this Agreement, as amended from time to time, and the Schedules and Exhibits delivered pursuant to this Agreement, the following capitalized terms used in this Agreement shall have the following meanings:

     1.1 "1983 Agreements" shall mean the Agreements of June 1 and July 1, 1983 between Osram and GTE Products Corporation.

     1.2  "Accessories" shall have the meaning set forth in the 1983 Agreements.

     1.3 "Affiliate" shall mean, with respect to a specific person, another Person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified Person. The term "Affiliate" includes both present Affiliates and Persons which become Affiliates after the date hereof, except that a Person shall be regarded as an Affiliate only for as long as it remains controlled as specified herein.

     1.4 "Best efforts" shall mean all good faith efforts, but not including any unreasonable act or money payment.

     1.5 "Claude S.A." shall mean that company formerly situated in France, previously a subsidiary of GTE France S.A.

     1.6 "CLAUDE Trademarks" shall mean those Trademarks throughout the world previously owned by Claude S.A. and its Affiliates and to the knowledge of the parties as set forth on Schedule E.

     1.7 "Closing" shall mean the Closing Date under the Amended and Restated NAL Stock and Asset Purchase Agreements and the Initial Closing Date under the Amended and Restated IL Stock Purchase Agreement.

     1.8 "Copyrights" shall mean all common law or statutory copyright rights, including any copyright registrations, pending applications for registrations, rights to apply for registration or protection, and all rights of enforcement thereof, including all rights to sue or recover for the infringement or misappropriation thereof.

     1.9 "Exclusive NAL World Products" shall mean NAL World Products of the types under development or manufactured by any IL Company as of the Closing.

     1.10 "Fixture Products" shall mean any device for mounting or supporting lamps including chandeliers, mountings for fluorescent tubes and reflecting or reflector materials separate from lamps used to diffuse or reflect light.

     1.11 "Globottle and Starter Patents" shall mean those Patents and Invention Disclosures of the GTE EPG Lighting Business relating mainly to globottles and starters and to the knowledge of the parties set forth on Schedule EE (Patents) and Schedule DD (Invention Disclosures).

     1.12 "GTE" shall mean GTE Corporation and its Subsidiaries and Affiliates, the Stock or assets of which is not to be purchased by IL or NAL pursuant to the NAL and IL GTE Agreements.

     1.13 "GTE EPG" Lighting Business" shall mean the business to be purchased by NAL and IL pursuant to the NAL and IL GTE Agreements.

     1.14 "IL Fixture Trademarks" shall mean those Trademarks worldwide used with respect to Fixture Products (other than those used exclusively by Sylvania Canada Ltd. on or prior to the Closing) and to the knowledge of the parties set forth on Schedule F.

     1.15 "Intellectual Property Allocation" shall mean the allocation of the Intellectual Property forming part of the GTE EPG Lighting Business between IL and NAL to be carried out by the parties pursuant to this Agreement.

     1.16 "Intellectual Property" shall mean and include all Patents, Trademarks, Copyrights (whether registered or unregistered), Know-How, Invention Disclosures, and all rights to enforce any and all proprietary rights therein or statutory protections therefor, including the rights to sue or recover for the infringement or misappropriation thereof.

     1.17 "International NAL World Products Trademarks" shall mean those Trademarks worldwide exclusively used as of the Closing with respect to NAL World Products and to the knowledge of the parties as set forth on Schedule G.

     1.18 "International Motor Vehicle Lamp and Lighting Products Trademarks" shall mean those Trademarks worldwide exclusively used as of the Closing with respect to Motor Vehicle Lamp and Lighting Products and to the knowledge of the parties as set forth on Schedule H.

     1.19 "Invention Disclosures" shall mean all invention disclosures or patent disclosures existing and identified at the Closing for which patent applications have not been filed as of the Closing.

         1.20 "Know-How" shall mean and include know-how, technology, trade secrets, technical information, formulas, specifications, blue prints, software and source code and documentation therefor, manuals, notebooks, reports, drawings, mask work and all rights to enforce any proprietary rights therein, including all rights to sue or recover for the infringement or misappropriation thereof. "Know How" does not include "Invention Disclosures."

         1.21 "Lamp Competitor" means any corporation, together with its Subsidiaries (excluding Siemens A.G. and any Subsidiaries of Siemens Group) which during the calendar year immediately preceding the relevant date of the determination of its status as a Lamp Competitor manufactured Lamps and had aggregate worldwide sales of Lamps, Lamp Parts, Accessories and Power Sources exceeding:

         (i) in the case of corporations and their Subsidiaries whose ultimate holding company is incorporated in Japan, Taiwan, Singapore, North Korea, South Korea or China, twenty million United States dollars (US$20,000,000); and

         (ii) in the case of any other corporations and their Subsidiaries, fifty million United States dollars (US$50,000,000);

         1.22 "Lamp Parts" shall have the meaning set forth in the 1983 Agreements.

         1.23 "Lamp and Lighting Products" shall mean products of the type manufactured and sold by the GTE EPG Lighting Business.

         1.24     "Lamps" shall have the meaning set forth in the 1983
Agreements.

         1.25 "Manufacturing Apparatus" shall have the meaning set forth in the 1983 Agreements.

         1.26 "Motor Vehicle Lamp and Lighting Products" shall mean lamp and lighting products for motor vehicles (including automobiles, motor vehicles for moving space or aviation equipment, trucks, construction or highway vehicles, agricultural vehicles and seagoing vehicles which may also propel themselves on land).

         1.27 "NAL Glass Products" shall mean glass products for lamps of the types under development or manufactured by the NAL Companies as of the Closing but not products of a type exclusively under development or exclusively manufactured by the IL Companies. Globottles and starters are not included in NAL Glass Products.

         1.28 NAL Chemical and Metallurgical Products" shall mean chemical and metallurgical products of the types under development or manufactured by the NAL Companies as of the Closing but not products of a type exclusively under development or exclusively manufactured by any IL Companies.

         1.29 "NAL ECMD Products" shall mean electronic component materials of the types under development or manufactured by the NAL Companies as of the Closing but not products of a type exclusively under development or exclusively manufactured by any IL Companies.

         1.30 "NAL World Products" shall mean collectively NAL Chemical and Metallurgical Products, NAL ECMD Products and NAL Glass Products.

         1.31 "Patents" shall mean all patents and patent applications (including registered designs) (whether published or unpublished) issued or filed on or before the Closing (including any divisions, continuations, or reissues thereof) whether or not patents are issued on such applications and whether such applications are modified, withdrawn, or resubmitted, and all rights of enforcement thereof, including all rights to sue or recover for the infringement thereof.

         1.32 "Person" (singular or plural) means an association, an individual, a partnership, a trust or any other entity or organization, including a governmental entity.

         1.33 "Photoflash Trademarks" shall mean those Trademarks throughout the world used as of the Closing with respect to photoflash products and to the knowledge of the parties as set forth in Schedule I.

         1.34 "Power Sources" shall have the meaning set forth in the 1983 Agreements.

         1.35 "Relating mainly" shall in relation to a Patent or Invention Disclosure be determined by the business and site where the inventor whose invention is the basis of such Invention Disclosure or Patent was situated at the relevant dates and if there is more than one inventor (i.e. there are joint or co-inventors) at different sites or such inventor was present at the relevant dates at several different sites or involved in different businesses, then "relating mainly" shall be determined by the predominant subject matter of the patent claims for said Patent or with respect to an Invention Disclosure the predominant subject matter of the invention.

         1.36 "Subsidiary" shall mean, with respect to any Person, any other Person, any other Person in which such Person has a direct or indirect equity or voting ownership interest in excess of 50%. The term "Subsidiary" includes both present Subsidiaries and Persons who become Subsidiaries after the date hereof, except that a Person shall be regarded as a Subsidiary only for as long as it remains in such relationship.

         1.37 "Sylvania Canada" means GTE Sylvania Canada Limited, a Canadian corporation, a wholly owned Subsidiary of GTE International Inc. prior to the Closing.

         1.38 "Trademarks" shall mean all registered and unregistered trademarks, trade names, icons and logos and registrations and applications therefor, whether they are or are no longer in use or abandoned, all common law trademarks, and all rights to sue or recover for the infringement thereof.

         1.39 "XO International Patents" shall mean those Patents and Invention Disclosures relating mainly to XO electronic ballast technology ownership of which was sold, assigned and transferred by XO INDUSTRIES, INC. to GTE PRODUCTS CORPORATION in December 1989, said "XO" International Patents" being to the knowledge of the parties set forth on Schedule FF (Patents) and DD (Invention Disclosures).


                                   ARTICLE II

              REPRESENTATIONS AND WARRANTIES OF GTE TO IL AND NAL
              ---------------------------------------------------

2.1 In making and agreeing to the International Property Allocation, IL and NAL are relying upon the representations and warranties of GTE and the Sellers in the IL and NAL GTE Agreements and the information respectively provided to each of them by GTE.

22. (a) In this Section, "Group I Intellectual Property" shall mean Intellectual Property allocated to either NAL or IL or a Subsidiary thereof pursuant to the Intellectual Property Allocation, which following the Closing shall be owned and used exclusively by NAL or its Affiliates or IL and its Affiliates, respectively. "Group II Intellectual Property" shall mean Intellectual Property subject to the Intellectual Property Allocation which following the Closing shall be owned by NAL or its Affiliates or by IL and its Affiliates, respectively, but also used pursuant to license by the other party following the Closing. Schedules J & K set forth the allocation of Group I and Group II Intellectual Property carried out by the parties to date.

                  (b) To the extent that pursuant to the Intellectual Property Allocation to be carried out on or prior to the Closing by Sellers pursuant to
Section 3.3 hereof, NAL or its Affiliates or IL and its Affiliates shall be assigned Group I Intellectual Property, each of NAL and IL hereby assign and transfer to each other, effective as of the Closing, any rights of action or indemnification either may have with respect to such Intellectual Property against or with respect to GTE, including any rights of action or indemnification with respect to breach of representations or warranties under the NAL AND IL GTE Agreements ("GTE Rights").

                  (c) In the event IL and NAL or their Affiliates assign and transfer to each other any Group I Intellectual Property pursuant to this Agreement, they each respectively agree to assign and transfer to each other as a part of the assignment and transfer of the respective Intellectual Property items, any GTE rights.

                  (d) With respect to any Group II Intellectual Property, in the event of any claim against GTE by NAL or IL or their successors and assigns with respect to such Intellectual Property, the owner of the GTE Rights with respect to such Intellectual Property agrees to cooperate promptly and fully with the claimant in pursuing a claim against GTE, including, as may be agreed, assigning in full upon request the right to proceed against GTE in relation to such claim, joining as a claimant or agreeing that action may be taken in that party's name. Where the parties are unable to agree on joint action, or agree not to proceed jointly, either party may proceed with its claim independently of the other party, and the right to pursue such a claim against GTE shall be deemed assigned to such extent pursuant to this Agreement. In support of the foregoing, the parties agree to execute any reasonably necessary or helpful papers and provide any reasonably necessary helpful information, promptly upon request.

                  (e) Any proceeds collected from GTE with respect to any claim relating to Group II Intellectual Property shall be allocated between the parties to this Agreement in accordance with the claims and damages of each.

                                  ARTICLE III


                             ALLOCATION PROCEDURES


          3.1 Schedules 1.1 to 1.10 of the NAL Intellectual Property Agreement are incorporated herein by reference as Schedule L.

          3.2 Schedules 1.1 to 1.10 of the IL Intellectual Property Agreement are incorporated herein by reference as Schedule M.

          3.3 Between the signing and the Closing of the transactions described in NAL and IL GTE Agreements, the parties agree to provide joint set of written instructions to Sellers, consistent with Schedules to, and the terms and conditions of, this Agreement and the NAL and IL GTE Agreements, together with such appropriate documents of assignment or transfer as IL and NAL shall have prepared and jointly agreed upon, to carry out and effectuate the allocation of the Intellectual Property of the GTE EPG Lighting Business being purchased by IL and NAL.

          3.4   (a)   In the event an error is made in any allocations,
assignments or transfers pursuant to this Agreement by either party such that such assignment or transfer is inconsistent with or contrary to the terms and conditions of this Agreement, and such error is discovered within one year after such assignment or transfer has been made, each of the parties agrees, upon receipt of notice from the other party of such error, to cooperate with each other and amend or modify such assignment or transfer and execute and deliver such further instruments as may be reasonably necessary to correct such error, subject however to any rights, licenses or agreements which may have been granted to or acquired by any third party therein.

                (b) In the event an error has been made in any allocations, assignments or transfers by reason of any misrepresentations, erroneous or inaccurate information provided by GTE, and such error is discovered within one year after the date such allocation, transfer or assignment is made, each of the parties agrees, upon receipt of notice from the other party of such error to cooperate with each other in amending this Agreement as may be appropriate to provide for the allocation of the same and to execute and deliver such further instruments as may be reasonably necessary to correct such error and address the concerns of both parties and their Subsidiaries and Affiliates with respect to such matter, subject however to any rights, licenses or agreements which may have been granted or acquired by any third party therein.

          3.5 (a) With respect to the Intellectual Property Allocation carried out by Sellers under the NAL and IL GTE Agreements pursuant to Section
3.3 and with respect to assignments and transfers made hereunder by the parties, the parties shall execute and deliver such further certificates, agreements and other documents and take such other actions as the other party may from time to time reasonably request to consummate or implement the transactions contemplated hereby (including providing documents necessary to update chain of title of registered patents) or to evidence such events or matters.

                (b) In addition, in the event that NAL or IL as owner or licensee thereof should request from the other a document, blue print or other material embodying Intellectual Property of the EPG Lamp and Lighting Business as it existed on or prior to the Closing, the other party shall provide such material as soon as reasonably practicable following such request, subject to payment of costs by NAL or IL, as the case may be, pursuant to the procedure set forth in paragraph 5.4 of the Amended and Restated Research and Development and Engineering Support Agreement dated as of August 6, 1992 between IL and Osram ("R&D Agreement").



                                   ARTICLE IV


                       ALLOCATION OF "SYLVANIA" TRADEMARK


          4.1 At the Closing, NAL or its Affiliate shall own all right, title and interest with respect to the "SYLVANIA" Trademark in the U.S.A., Canada, Mexico, and Puerto Rico with respect to all products or services. Schedule P is to the parties' knowledge a list of the "SYLVANIA" Trademark registrations allocated to NAL pursuant to this Section 4.1.


          4.2 At the Closing, IL or its Affiliate shall own all right, title and interest with respect to the "SYLVANIA" Trademark worldwide except for the U.S.A., Canada, Mexico, and Puerto Rico with respect to all products or services. Schedule Q is to the parties' knowledge a list of the "SYLVANIA" Trademark registrations allocated to IL pursuant to this Section 4.2.

     4.3 To the extent there are any "SYLVANIA" Trademark rights, licenses or agreements relating to the countries respectively specified in Sections 4.1 and 4.2, including with respect to any joint ventures, the parties agree that the rights, benefits and obligations of such licenses or agreements shall to the extent possible be exclusively held and performed by each of them severally, with respect to the countries specified in Sections 4.1 and 4.2 respectively; (i.e. NAL shall hold, control and perform those pertaining to the U.S.A., Canada, Mexico, and Puerto exclusively, and IL shall hold, control and perform those pertaining to the rest of the world), and each agrees to use its best efforts to perform such further acts and deliver such further documents as may be necessary to accomplish the same. Schedule R sets forth items which the parties have agreed to handle in a specific manner.

     4.3 There shall be no renewal or extensions of licenses beyond the initial three year term with respect to Argentina "SYLVANIA" Trademarks without the consent of NAL, IL and its successors or assigns agree that NAL may enforce said trademark license agreement if IL or its successors or assigns elect not to bring legal proceedings to enforce the same.


                                   ARTICLE V

                                 ALLOCATION OF
               ALL TRADEMARKS OTHER THAN THE "SYLVANIA" TRADEMARK

     5.1 At the Closing, NAL or its Affiliate shall own all right, title and interest in an to all U.S.A. and Canadian Trademarks other than the "SYLVANIA" Trademark which are used in respect of Lamp and Lighting Products in the U.S.A., Puerto Rico and Canada, except as follows (Schedule S is a list to the parties' knowledge of all Trademarks allocated to NAL pursuant to the foregoing):

     (a) All right, title and interest in and to the IL Fixture Trademarks worldwide shall belong to IL or its Affiliate;

     (b) All right, title and interest in and to the PHOTOFLASH Trademarks and CLAUDE Trademarks worldwide shall belong to IL or its Affiliate;

     (c) All right, title and interest in and to any Trademarks other than the "SYLVANIA" Trademark owned by any joint venture included under the IL or NAL GTE Agreements.

respectively shall continue to belong to such joint venture ("Joint Venture Trademarks") and such Joint Venture Trademarks are not included amongst the respective Trademark allocations made in this Intellectual Property Allocation Agreement. Schedule T is a list of those instances to the parties' knowledge where joint ventures own Trademarks to be used by NAL or IL following the Closing. IL shall use best efforts to obtain for NAL a license under any Joint Venture Trademarks used by NAL as of the Closing.

     5.2 At the Closing, IL or its Affiliate shall own all right, title and interest in and to all non-U.S.A. and non-Canadian Trademarks other than the "SYLVANIA" Trademark, which are used in the Lamp and Lighting Products business outside the U.S.A. and Canada, except as follows (Schedule U is a list of those Trademarks to the parties' knowledge allocated to IL pursuant to this Section 5.2):

     (a) All right, title and interest in and to the International Motor Vehicle Lamp and Lighting Products Trademarks and International NAL lamp and Lighting Products Trademarks and International NAL World Products Trademarks, shall belong to NAL or its Affiliate (Schedule V is a list of those Trademarks to the parties' knowledge allocated to NAL pursuant to this Section 5.2(a)).

     (b) All right, title and interest in and to any Trademark rights which are limited to Puerto Rico and not derived from United States rights shall belong to NAL or its Affiliate.

     5.3 To the extent that there are any Trademark rights, licenses or agreements relating to categories of Trademarks allocated to one or other party under this Section, including with respect to any joint venture, the parties agree that the rights, benefits and obligations of such licenses or agreements shall to the extent possible be exclusively held and performed by each of them severally, with respect to such categories, and each agrees to use its best efforts to perform such further acts and deliver such further documents as a may be necessary to accomplish the same. Schedule R sets forth items which the parties have agreed to handle in a specific manner.

                                   ARTICLE VI

                                 ALLOCATION OF
                          OTHER INTELLECTUAL PROPERTY

         6.1.  IL AND NAL agree that at the Closing:

         (a) NAL or its Affiliate shall hold and own all right, title and interest in and to all U.S.A. and Canadian Patents (including any U.S.A. and Canadian patents which issue on Invention Disclosures) for Lamp and Lighting Products, except as follows (Schedule W is a list to the knowledge of the parties of those Patents what are U.S.A. and Canadian Patents allocated to NAL pursuant to the foregoing):

         (i) All right, title and interest in and to Patents and Invention Disclosures (including any patents which issue on such invention Disclosures) relating mainly to Fixture Products not manufactured by NAL in the U.S.A. or Canada on or before the Closing Date shall belong worldwide to IL or its Affiliate (Schedule X is a list of those Patents to the knowledge of the parties allocated to IL pursuant to this paragraph):

         (ii) All right, title and interest in and to Patents and Invention Disclosures (including any patents which issue on such Invention Disclosures) relating mainly to photoflash products shall belong worldwide to IL or its Affiliate (Schedule Y is a list of those Patents to the knowledge of the parties allocated to IL pursuant to this paragraph);

         (iii) All right, title and interest in an to Patents and Invention Disclosures (including any patents which issue on such Invention Disclosures) issued on inventions made by or otherwise owned by Claude S.A. worldwide for Lamp and Lighting Products shall belong to IL or its Affiliate (Schedule Z is a list of those patents to the knowledge of the parties allocated to IL pursuant to this paragraph);

         (iv) All right, title and interest in and to the Globottles and Starter Patents (including any patents which issue on such Invention Disclosures) worldwide shall belong to IL or its Affiliate (Schedule EE is a list of those Patents to the knowledge of the parties allocated to IL pursuant to this paragraph).

         (b) IL or its Affiliate shall hold and own all right, title and interest in and to all Patents worldwide (including any patents which issue on Invention Disclosures) (excluding all U.S.A. and Canadian Patents) for Lamp and

Lighting Products, except as follows (Schedule AA is a list of those Patents to the knowledge of the parties allocated to IL pursuant to this paragraph):

         (i) All right, title and interest in and to all Patents and Invention Disclosures (including any patents which issue on such Invention Disclosures) worldwide relating mainly to Motor Vehicle Lamp and Lighting Products and NAL World Produces shall belong to NAL (Schedule BB is a list to the knowledge of the parties of those Patents allocated to NAL pursuant to this Section 6.1(b)(i)).

         (ii) All right, title and interest in and to the XO International Patents (including any patents which issue on such Invention Disclosures) worldwide shall belong to NAL (Schedule FF is a list of those Patents to the knowledge of the parties allocated to NAL pursuant to this paragraph).

     6.2 (a)   To the extent there are any Patent or technology licenses or agreements with third parties or joint ventures forming part of the GTE EPG Lighting Business, the parties to this Agreement agree that the rights, benefits and obligations of such licenses or agreements shall to the extent possible be allocated to the party to this Agreement whose Patents have been licensed pursuant to said license or agreement or whose products are affected by such license or agreement (e.g. NAL shall as licensor or licensee hold, control and perform those licenses pertaining to the Patents allocated to NAL, and IL as licensor or licensee shall hold, control and perform those licenses pertaining to the Patents allocated to IL), and each agrees, at its cost and expense, to perform such further acts and deliver such further documents as may be necessary to accomplish the same.

         (b) To the extent a Patent or technology license or agreement is to be allocated to both NAL and IL because it pertains to both parties, the parties to this Agreement agree (a) to cooperate in obtaining any necessary third party consents required for allocating the same and (b) to cooperate with each other to fulfill the obligations under such licenses or agreements during the term thereof. (See Schedule R.)

         (c) If any consents are necessary to allocate a Patent or technology license or agreement as aforesaid with respect to either or both of NAL or IL, each will use its best efforts to secure such consents, and in any event, each will use its best efforts to afford the other and its applicable Affiliates the rights and benefits of each such license or agreement consistent with this Agreement.

          6.3 All right, title and interest in and to any Patents and Invention Disclosures owned by any Joint Venture included under the IL or NAL Stock Purchase Agreements or Asset Purchase Agreements respectively shall continue to belong to such Joint Venture ("Joint Venture Patents and Invention Disclosures") and such Joint Venture Patents and Invention Disclosures are not included amongst the respective allocations made in this Intellectual Property Allocation Agreement. Schedule CC is a list of those instances known to the parties where Joint Ventures own Patents used by NAL or IL. IL shall use best efforts to obtain for NAL a license under any Joint Venture Patents or Invention Disclosures used by NAL as of the Closing.

          6.4 Copyrights and Know-How existing in the GTE EPG Lighting Business shall be allocated amongst NAL and IL in the same manner as Patents are allocated hereunder.

          6.5 The Invention Disclosures existing in the GTE EPG Lighting Business are listed to the knowledge of the parties on Schedule DD. Invention Disclosures shall be allocated as set forth in Section 6.1 and representatives of the parties shall meet within six months after the Closing to allocate such Invention Disclosures; with respect to Invention Disclosures to be allocated on a geographical basis, NAL shall have the right to file patent applications for Invention Disclosures by inventor employees of NAL, and IL shall have the corresponding right for IL inventor employees; all patents secured in the USA or Canada shall belong to IL; any assignments shall be made upon request of the party entitled to ownership thereof in a particular country; in the event either party elects not to apply for, prosecute, secure or maintain such applications or any foreign corresponding patent applications (IL in the USA or Canada, NAL outside the USA or Canada), it agrees to notify the other party which at its own cost and expense, shall have the right to apply for, prosecute, secure or maintain the same; any such action shall not affect the ownership or licenses hereunder of such applications or patents issuing thereon; the party assuming such actions shall be under no obligation to continue any such actions after such assumption. With respect to all other patents and patent applications which are not allocated on a geographical basis, the other party shall not have the right to apply or commence to prosecute the application unless the invention has been published, and in which case, the other party shall have the same rights after publication (to apply for, prosecute, secure or maintain) as apply to Invention Disclosures allocated on a geographical basis and, in the event that IL or NAL shall intend to let any such right lapse, such party shall notify the other party and permit such other party to continue the prosecution or maintenance of such right. Any such action shall not affect the ownership of licenses hereunder of such right. The party assuming such actions shall be under no obligation to continue any such actions.

          6.6 In the event that a third party makes claims of infringement against NAL and IL relating to use of Intellectual Property allocated under this Agreement where the claims are substantially similar, then the parties shall use good faith efforts to offer the opportunity to the other party to participate in any settlement discussions.


                                 ARTICLE VII

                              TRADEMARK LICENSES

          7.1 NAL agrees that effective as of the Closing, IL shall have a non-exclusive license under the "SYLVANIA" trademark, to have Lamp and Lighting Products manufactured in the U.S.A., Puerto Rico and Canada and marked with the "SYLVANIA" trademark, all such lamps to be for distribution, sale and use outside of the U.S.A., Puerto Rico and Canada.

          7.2 NAL agrees that effective as of the Closing, IL shall have an exclusive license under the "SYLVANIA" trademark in Mexico (a) to make, distribute, sell, and use in Mexico all products and services forming part of the GTE EPG Lighting Business; and (b) to make, distribute, sell, and use in Mexico all products and services other than those forming part of the GTE EPG Lighting Business. Such license shall be subject to that certain Trademark License Termination Agreement between GTE International, Inc. and FOCOS S.A. dated October 23, 1992, and to the rights of NAL pursuant to paragraphs 7.3,
7.4 and 7.5 hereof.

          7.3 IL agrees that effective as of the Closing, NAL shall have a non-exclusive license under the "SYLVANIA" trademark worldwide outside the U.S.A., Puerto Rico and Canada, to have Lamp and Lighting Products manufactured outside the U.S.A., Puerto Rico and Canada and marked with the "SYLVANIA" trademark, all such lamps to be for distribution, sale and use in the U.S.A., Puerto Rico and Canada.

          7.4 IL agrees that effective at the Closing Date, NAL shall have an exclusive license under the "SYLVANIA" Trademark worldwide to use said "SYLVANIA" Trademark in respect of Motor Vehicle Lamp and Lighting Products.

     7.5 IL agrees that effective at the Closing Date, NAL shall have an exclusive license under the "SYLVANIA" trademark worldwide to use the "SYLVANIA" trademark in respect of NAL World Products, provided, however, IL reserves and NAL grants to IL a license and right to continue the non-exclusive use of the "SYLVANIA" trademark worldwide outside the U.S.A. and Canada for those types of products manufactured by GTE Precision Materials (Barentin) on or before the Closing.

     7.6 (a) NAL agrees that effective as of the Closing, IL shall have a worldwide, non-exclusive license to use the International NAL World Products Trademarks used by GTE Precision materials (Barentin) for the type of product and in the same manner as used prior to the Closing, other than the "SYLVANIA" Trademark in the United States and Canada.

     (b) IL agrees that effective as of the Closing, NAL shall have a non-exclusive license in Canada under the IL Fixture Trademarks for the type of product and in the same manner as used prior to the Closing by the NAL Companies in Canada.

     7.7 All trademark licenses and rights granted under this Article VII shall be royalty free, irrevocable, and subject to the following terms and conditions:

     (a) All products or services bearing the licensed trademark (except those under 7.1 and 7.3) shall, at minimum, be of such quality standards as were observed by IL or NAL respectively as of the Closing Date, except that the quality standards applicable to those products and services under paragraph 7.2(b) shall be those of a world-class business providing such products or services. The licensor of the trademark shall have the right once each calendar year to examine reasonable quantities submitted by licensee to licensor as samples of the products of licensee to licensor as samples of the products of licensee bearing such licensed trademarks or otherwise review the standard of services provided by the licensee; in the event licensee fails to meet such quality standards, licensee shall have up to six months to correct the same and to comply with such standards. The licensee shall indemnify the licensor against any product liability claim arising out of use of the trademarks licensed hereunder.

     (b) In the event of any breach of said trademark license, said license shall not be terminable for breach without the consent and agreement of license, and licensee may not be required to cease use of such licensed trademark unless it consents and agrees to cease such use, but the licensor may pursue such other rights and remedies as licensor may have against licensee including for damages and specific performance.

     (c) The licenses granted hereunder may be sublicensed by a party to its Subsidiaries. Except as provided herein, the licenses granted hereunder may not be sublicensed in whole or in part by a party or its sublicensees, assignees, or transferees. Any sublicense executed after the Effective Date contrary to the terms and conditions hereof shall be null and void and of no force or effect, except as may otherwise be provided in Schedule R.

     (d) The licenses granted hereunder may be assigned and transferred by a licensee together with and as a part of the sale or transfer of all of that party's right, title, and interest in the whole or any part of that party's business to the extent such part uses such licensed Trademarks. Any assignee or transferee shall be bound by all of the terms and conditions hereof; as a part of such transactions, such licensee may retain rights or licenses to use the Trademarks in connection with those businesses not transferred or sold to its assignee or transferee. To implement the foregoing provisions of this subsection
(d), the licensee shall request that the licensor grant, and the licensor shall grant, to such transferee/assignee a license upon similar terms and conditions to those set forth in this license to the extent such part transferred or assigned uses such licensed Trademarks. Any assignment or transfer, whether in whole or in part, contrary to the terms and conditions hereof shall be null and void and of no force or effect.

     (e) With respect to sublicenses of the "SYLVANIA" Trademark, the sublicensee will undertake to use the color for the packaging of products sold under such Trademark required by its licensor.

     (f) Except as permitted hereunder, any sublicensee of NAL shall undertake in its role as sublicensee of the "SYLVANIA" Trademark, to the fullest extent permitted by law, not to sell any products bearing the "SYLVANIA" Trademark in any country in which IL is the registered owner of the "SYLVANIA" Trademark (or to Mexico except for NAL World Products and Motor Vehicle Lamp and Lighting Products) or to sell any products bearing the "SYLVANIA" Trademark to parties in relation to which NAL knows or has reasonable grounds for belief that such products will be exported directly or indirectly to countries in which IL is the registered owner of the "SYLVANIA" Trademark (or to Mexico except for NAL World Products and Motor Vehicle Lamp and Lighting Products).


          (g) Except as permitted hereunder, any sublicensee of IL shall undertake in its role as sublicensee of the "SYLVANIA" Trademark, to the fullest extent permitted by law, not to sell any products bearing the "SYLVANIA" Trademark in any country in which NAL is the registered owner of the "SYLVANIA" Trademark (other than Mexico) or to sell any products bearing the "SYLVANIA" Trademark to parties in relation to which IL knows or has reasonable grounds for belief that such products will be exported directly or indirectly to countries (other than Mexico) in which NAL is the registered owner of the "SYLVANIA" Trademark.


          7.8  (a)   Within three years after Closing at latest, IL will change the color of the packaging for products sold under "SYLVANIA" Trademark to a color or colors mutually agreed upon with NAL. IL and NAL will also mutually agree to details of the appropriate amendments.


          (b) Except as permitted hereunder, NAL undertakes, to the fullest extent permitted by law, not to sell any products bearing the "SYLVANIA" Trademark in any country in which IL is the registered owner of the "SYLVANIA" Trademark to parties in relation to which NAL knows or has reasonable grounds for belief that such products will be exported directly or indirectly to countries in which IL is the registered owner of the "SYLVANIA" Trademark.


          (c) Except as permitted hereunder, IL undertakes, to the fullest extent permitted by law, not to sell any products bearing the "SYLVANIA" Trademark in any country in which NAL is the registered owner of the "SYLVANIA" Trademark (other than Mexico) or to sell any Products bearing the "SYLVANIA" Trademark to parties in relation to which IL knows or has reasonable grounds for belief that such products will be exported directly or indirectly to countries (other than Mexico) in which NAL is the registered owner of the "SYLVANIA" Trademark.


          (d) To the fullest extent permitted by law, each of NAL and IL undertakes to make any sale or transfer of its ownership of the "SYLVANIA" Trademark contingent on the agreement of the transferee with NAL or IL, as appropriate, to the terms of paragraphs 7.8(b) and (c), including the obligation of the transferee to impose similar reciprocal obligations on any other party to which in any further transaction the "SYLVANIA" Trademark should be transferred. Upon request, NAL and IL agree to enter into a reasonable agreement with any such transferee containing reciprocal obligations as set forth in paragraph 7.8(b) and (c), but no other unusual or onerous terms.


          7.9 (a) The owner of the "SYLVANIA" Trademark shall maintain the Trademark at its sole expense in each country in which it is the registered owner of the trademark, except that IL shall maintain the "SYLVANIA" Trademark at its sole expense in Mexico.


          (b) In the event that either party elects in its discretion to let lapse a registration for the "SYLVANIA" Trademark for which it is responsible hereunder, it shall provide reasonable notice to the other party who shall have the option to take over such maintenance (but not the ownership itself).


          (c) In the event that the "SYLVANIA" Trademark is infringed by a third party in Mexico IL shall in its sole discretion take all necessary steps at its expense to prevent or terminate such infringement, including by way of legal action, failing which NAL may at its expense take any action it reasonably believes to be necessary in order to protect its rights in the "SYLVANIA" Trademark and the parties shall give each other all reasonable assistance in relation to any such claim (including but not limited to the use of its name or being joined as a party to proceedings).


          (d) IL shall have the exclusive right to apply for registration of the "SYLVANIA" Trademark in all countries outside the U.S.A., Canada, Mexico and Puerto Rico and NAL shall have the exclusive right to apply for registration of the "SYLVANIA" Trademark in the U.S.A., Canada, Mexico and Puerto Rico.

          7.10 The licenses provided for in this Article shall on or before the Closing be set forth in separate license agreements to be executed as of the Closing, provided that such license agreements shall not contain any further or different terms beyond terms corresponding to paragraphs 9.2 to 9.14 hereof.



                                  ARTICLE VIII


                                PATENT LICENSES


          8.1 (a) As used in this Article VIII, "Osram Patents" shall mean all Patents (including registered designs) issued or filed by Osram as of the Closing Date, Copyrights of Osram existing as of the Closing date, and Know-How (including blue prints) of Osram, relating to Lamps, Lamp Parts, Accessories, Power Sources and Manufacturing Apparatus, including all Intellectual Property licensed under the 1983 Agreements.

          (b) As used in this Article VIII, "GTE Patents" shall mean all Intellectual Property (excepting Trademarks) whose ownership is acquired by either IL or NAL from GTE pursuant to the IL and NAL GTE Agreements or pursuant to the Intellectual Property Allocation. The XO International Patents are included in the "GTE Patents" and licensed to IL for use outside the USA and Canada pursuant to paragraph 8.4(d). To the extent that patents issue on Invention Disclosures included in the GTE Patents, such patents shall be subject to the licenses provided for in Section 8.4.

          8.2 Osram shall effective as of the Closing terminate the 1983 Agreements with effect from such date, with respect to IL and its Affiliates, but at Osram's option, not with respect to Osram and its Affiliates. In confirmation of the rights retained by Osram following the termination of the 1983 Agreements, IL hereby grants to Osram, effective as of the Closing, a non-exclusive license under the terms and conditions of the 1983 Agreements to the Intellectual Property (other than Trademarks) whose ownership is acquired by IL from GTE pursuant to the IL GTE Agreements or pursuant to the Intellectual Property Allocation hereunder.

          8.3 Effective as of the Closing, Osram hereby grants to IL, an irrevocable, non-exclusive, royalty free license under the Osram Patents, for the remaining life of the Osram Patents, on the following terms and conditions:

          (a) IL may make, have made, use, sell, or otherwise dispose of Lamps, Lamp Parts, Accessories, and Power Sources (excluding any right to make, have made, use, sell, or otherwise dispose of Lamps, Lamp Parts, Accessories and Power Sources as Motor Vehicle Lamp and Lighting Products or as Exclusive NAL World Products), outside of the U.S.A. and Canada, and may make, have made and use within IL or its Subsidiaries Manufacturing Apparatus outside of the U.S.A. and Canada. IL may also make, have made, use, sell or otherwise dispose of Fixtures, starters, globottles and photoflash products anywhere in the world including the USA and Canada and make, have made, and use within IL and its Subsidiaries Manufacturing Apparatus for the purpose of IL manufacturing such products in the USA and Canada. The license to Copyrights and Know-How includes the right to copy, adapt, develop, create derivative works or modify. Upon request, Osram will, pursuant to the procedures of

Article 5 of the R&D Agreement, provide all Technical Information (as defined therein and including all drawings and blue prints) produced in respect of Manufacturing Apparatus developed by or for Osram Group (as defined therein). Such reference to the R&D Agreement shall not limit any rights granted under this Agreement.

          (b) The license of Osram Patents granted hereunder may be sublicensed by IL to its Subsidiaries, to the buyer/transferee as a part of the purchase/transfer of IL's business to the extent it is using such licensed Osram Patents; such buyer/transferee may sublicense its license hereunder to its Subsidiaries; sublicensees of rights hereunder shall agree in writing to be bound by the terms and conditions of this license and said sublicense; except as provided herein, the license granted hereunder may not be sublicensed in whole or in part by the licensee or its sublicensees, assignees, or transferees. Any sublicense contrary to the terms and conditions hereof shall be null and void and of no force or effect.

         (c) The license of Osram Patents granted hereunder may be assigned and transferred together with and as a part of the sale or transfer of all of IL's right, title, and interest in the whole or any part of IL's business to the extent such part uses such licensed Osram Patents. Any assignee or transferee shall be bound by all of the terms and conditions hereof; as a part of such transactions, IL may retain rights or licenses to use the Osram Patents in connection with those businesses not transferred or sold to its assignee or transferee. IL may as an alternative to the foregoing sentence of this section
(c), request that Osram grant, and Osram shall grant, to such transferee/ assignee of the business a license upon similar terms and conditions to those set forth in this license to the extent such part transferred or assigned uses such Osram Patents. Any assignment or transfer, whether in whole or in part, contrary to the terms and conditions hereof shall be null and void and of no force or effect.

          (d) In the event of any breach of said license, said license shall not be terminable for breach without the consent and agreement of licensee, and licensee may not be required to cease infringing use of the Osram Patents unless it consents and agrees to cease such use, but Osram may pursue such other rights and remedies as Osram may have against licensee including for damages and specific performance.

          (e) IL agrees to receive and maintain in confidence all Osram confidential information and shall not disclose or make the same available to any Persons other than its employees or permitted sub-licensees or transferees except as provided in this license.

          The obligations with respect to confidential information hereunder shall not extend to information (a) which has been made generally available to the public through no breach of the confidentiality obligations under this Section (including that which is disclosed by any product made available to the public by Osram or IL), (b) which has been received from a third party who is under no confidentiality obligation to the disclosing party or licensor hereunder, (c) which has been independently developed without access to or use of any confidential information of the disclosing party or licensor, (d) that information required by law to be disclosed to a governmental entity pursuant to investigative or jurisdiction where such governmental agency or authority compels or requires such disclosure (provided, however, proprietary notices of disclosing party's proprietary rights therein shall be placed in or on such information and disclosing party shall be advised in writing of such proceedings and requirement of disclosure), and (e) information which is disclosed to a third party, not being a Lamp Competitor, whose identity has been notified to Osram and who has executed a confidentiality undertaking in a form reasonably acceptable to Osram, to enable IL to have Manufacturing Apparatus or spare parts made for IL.

          8.4 IL and NAP, effective on the Closing, hereby grant to each other irrevocable, royalty free, perpetual licenses (or with respect to any statutory registration rights, licenses for the remaining life thereof) under the GTE Patents which it may respectively acquire ownership of, as follows:

          (a) IL grants to NAL an exclusive license under those GTE Patents owned by IL outside the U.S.A. and Canada for products sold as Motor Vehicle Lamp Products to the extent such GTE Patents may pertain to any of the same.

          (b) IL grants to NAL an exclusive license under those GTE Patents owned by IL outside the U.S.A. and Canada for Exclusive NAL World Products, to the extent such GTE Patents may pertain to any of the same.

          (c) IL grants to NAL a sole license (meaning that the licensor may not, except as specifically permitted herein in Schedule R, license parties other than its Subsidiaries within the field licensed to the licensee) under those GTE Patents owned by IL outside the U.S.A. and Canada for NAL World Products other than Exclusive NAL World Products, to the extent such GTE Patents may pertain to any of the same.

          (d) NAL grants to IL an exclusive license under those GTE Patents owned by NAL outside the U.S.A. and Canada, for those categories of products sold by the businesses being purchased by IL, to the extent such GTE Patents pertain to any of the same, except for products sold as Motor Vehicle Lamp Products and Exclusive NAL World Products and except that the license to IL for NAL World Products other than Exclusive NAL World Products shall be limited to parallel the rights of IL under paragraph 8.4(c).

          (e) NAL grants to IL an exclusive license under those GTE Patents owned by NAL within the United States and Canada for Fixture Products of the types sold by IL within the United States and Canada as of the Closing (other than Fixture Products of the types also manufactured by NAL in the United States and Canada prior to Closing as to which the license shall be sole) to the extent such GTE Patents may pertain to any of the same.

          (f) NAL grants to IL an exclusive license under those GTE Patents owned by NAL within the United States and Canada for photoflash products and a non-exclusive license for those types of globottles and starters manufactured by IL at the Closing and sold into the U.S.A. and Canada to the extent such GTE Patents may pertain to any of the same.

          (g) IL grants to NAL an exclusive license under those GTE Patents other than Claude Patents owned by IL within the United States and Canada for those categories of products sold by the businesses being purchased by NAL, to the extent such GTE Patents may pertain to any of the same, except for photoflash products and Fixtures of the types sold by IL within the United States and Canada as of the Closing and not manufactured by NAL in the United States and Canada, and except for globottles and starters, and except that the license to NAL for other Fixtures shall be limited to parallel the rights of NAL under paragraph 8.4(e).

          (h) IL grants to NAL a non-exclusive license to make (but not to have made), use or sell products within the United States and Canada under the Globottle and Starter

Patents other than photoflash products and Fixtures of the types sold by IL within the United States and Canada as of the Closing and not manufactured by NAL in the United States and Canada, to the extent such GTE Patents may pertain to any of the same.

         (i) The licenses granted hereunder may be sublicensed by the licensee to its Subsidiaries, to the buyer/transferee as a part of the purchase/transfer of the licensee's business to the extent using the licensed Patents: such buyer/transferee may sublicense its license hereunder to its Subsidiaries; sublicensees of rights hereunder shall agree in writing to be bound by the terms and conditions of this license and said sublicense; except as provided herein, the licenses granted hereunder may not be sublicensed in whole or in part by the licensee or its sublicensees, assignees, or transferees. Any sublicense contrary to the terms and conditions hereof shall be null and void and of no force or effect.

          (j) The licenses granted hereunder may be assigned and transferred together with and as a part of the sale or transfer of all of the licensee's right, title, and interest in the whole or any part of the licensee's business to the extent such part uses such licensed Patents. Any assignee or transferee shall be bound by all of the terms and conditions hereof; as a part of such transactions, the licensee may retain rights or licenses to use the Patents in connection with those businesses not transferred or sold to its assignee or transferee. The licensee may as an alternative to the foregoing sentence of this Section (j), request that the licensor grant, and the licensor shall grant, to such transferee/assignee of the business a license upon similar terms and conditions to those set forth in this license to the extent such part transferred or assigned uses such licensed Patents. Any assignment or transfer, whether in whole or in part, contrary to the terms and conditions hereof shall be null and void and of no force or effect.

          (k) In the event of any breach of said license, said license shall not be terminable for breach without the consent and agreement of licensee, and licensee may not be required to cease infringing use of the licensed patent unless it consents and agrees to cease such use, but the licensor may pursue such other rights and remedies as licensor may have against licensee including for damages and specific performance.

          (l) Licensee agrees to receive and maintain in confidence all confidential information licensed under this section and in relation to which a written notice of confidentiality has been received from the licensor and shall not disclose or make the same available to any Persons except its employees or permitted sublicensees or transferees except as provided in this Section.

               The obligations with respect to confidential information hereunder shall not extend to information (a) which has been made generally available to the public through no breach of the confidentiality obligations in this section (including that which is disclosed by any product made available to the public by the licensor or licensee), (b) which have been received from a third party who is under no confidentiality obligation to the disclosing party or licensor hereunder, and (c) which has been independently developed without access to or use of any confidential information of the disclosing party or licensor, and (d) that information required by law to be disclosed to a governmental entity pursuant to investigative or judicial proceedings over which such entity has proper jurisdiction where such governmental agency or authority compels or requires such disclosure (provided however, proprietary notices of disclosing party's proprietary rights therein shall be placed in or on such information and the disclosing party shall be advised in writing of such proceedings and requirement of disclosure).

          (m) In the event that a patent licensed under this Section 8.4 is infringed by a third party in any country, the holder of exclusive rights in such patent shall in its sole discretion and at its expense take all necessary steps to prevent or terminate such infringement, including by way of legal action, failing which the other party may take any action at its expense it reasonably believes to be necessary in order to protect its rights in the patent licensed hereunder and the parties shall give each other all reasonable assistance in relation to any such claim (including but not limited to the use of its name or being joined as a party to proceedings).

          (n)  Without limiting the foregoing:

               (i) IL acknowledges that the Patents set forth on Schedule GG, to be allocated to IL, are subject to certain contingent license rights of Matsushita Electric Works, Ltd. under an Agreement dated November 29, 1989 (the "MEW Agreement") and IL hereby grants to NAL, effective as of the Closing, sufficient worldwide rights and licenses under such Patents and any applicable Invention Disclosures on Schedule DD to enable NAL fully to fulfill the intents and purposes and to perform under the MEW Agreement and the related July 25, 1991 Letter Agreement, including Articles 4. (1), (2) and (3) thereof. Allocation of any royalty received by NAL shall be negotiated in good faith.

               (ii) IL acknowledges that the Patents set forth on Schedule HH, to be allocated to IL, are subject to certain reversionary and license rights to the United States Department of Energy ("DOE") pursuant to DOE Contract No. DE-AC03-76SF00098 and related subcontracts and IL hereby agrees that at the Closing it takes title subject to the rights of DOE and the obligations of NAL to DOE, including as follows: NAL agrees to assign forthwith all rights in the assigned Patents and any applicable Invention Disclosures and any patents applied for or issuing thereon to DOE in the event of the DOE requiring a reversion of rights to it. IL agrees that it shall require all licensees and transferees of said Patents and Inventions Disclosures to be similarly bound.

             (iii) In the event that IL shall exploit any rights under the XO International Patents, then IL shall be liable to NAL for a proportional share (based on sales by IL as compared to the sales by NAL under the XO International Patents) of any payments due to XO Industries, Inc. under that certain Technology Purchase and Product Development Option Agreement dated December 3, 1987 as subsequently amended on December 7, 1989 or to OSCCO Ventures pursuant to that certain Royalty Agreement dated December 3, 1987 (collectively, the "XO Agreements") commencing with the date of first sale by IL. IL shall make any such payments to NAL accompanied by reports as specified in said XO Agreements at least 15 days prior to such date as payments are due to XO or OSSCO to enable NAL to make timely payment and comply with its obligations under the XO Agreements.

          (8.5) In the event that, pursuant to the 1983 Agreements, Osram may have provided a patentable invention to any of the IL Companies, IL shall not apply for a patent on such Osram patentable invention.


                                   ARTICLE IX

                        MISCELLANEOUS GENERAL PROVISIONS
                        --------------------------------

          9.1 This Agreement between IL and NAL sets forth the entire understanding and agreement between IL and NAL with respect to Intellectual Property Allocation matters.

                  9.2 Except as otherwise expressly provided herein, each party shall bear its own expenses (including all fees, costs and expenses of its attorneys, consultants, investment bankers, accountants, advisers, or other agents or representatives), incident to or incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and the performance of its obligations hereunder and thereunder, including all sales, value-added, transfer fees or taxes, all recording fees and charges, fees for notary and any other costs and expenses related to the performance of its obligations with respect to the license or transfer of any Intellectual Property.

                  9.3 This Agreement, all amendments hereof and waivers and consents hereunder and the legal relations between the parties shall, to the extent the particular matter is subject to state law, be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State and without regard to conflicts of law doctrines (such choice of law being made pursuant to Section 5-1401 of the General Obligation Law of the State of New York). United States Federal law shall govern any particular subject matter controlled thereby.

                  9.4 Any claim or controversy arising at any time out of or in relation to this Agreement shall be settled in accordance with the rules of arbitration of the International Chamber of Commerce by an arbitrator appointed in accordance with the rules who shall be entitled to award preliminary and final injunctive relief, specific performance and damages. Any arbitration shall take place in Paris, France and shall be conducted in the English language. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

                  9.5 The descriptive headings of the Articles, Sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement. The words "include", "includes" and "including" shall be deemed to be followed by "without limitation" whether or not they are followed by such word or words of like import. Except when language of another document or agreement is specifically incorporated by reference, the language of another document or agreement shall not be used to interpret the language of this Agreement, which shall stand alone.

                  9.6 This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts, each of which shall be considered an original. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered to the other party.

                  9.7 This Agreement shall be binding on the Subsidiaries of the parties. Each party agrees to cause Affiliates to comply with any obligations hereunder relating to such Affiliates. Any transfer of Intellectual Property allocated hereunder shall be subject to the obligations of the parties to each other hereunder.

                  9.8 Except where expressly provided otherwise as, for example, by limiting a right of termination, all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available under applicable Law. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

                  9.9 If any provision of this Agreement is finally determined to be invalid, illegal, or unenforceable by any court or other Governmental entity in any jurisdiction or to any extent, (1) such provision shall only be ineffective as to such jurisdiction and only to the extent of such invalidity, illegality or unenforceability and (2) the remaining provisions of this Agreement to the extent permitted by applicable Law shall remain in full force and effect. In the event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intents and purposes hereof. To the extent permitted by law, the parties hereby to the same extent waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

                  9.10 This Agreement may be amended only by agreement in writing of all parties. No waiver of any provision nor consent to any except to the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only with respect to the specific purposes, extent and instance so provided.

                  9.11 Each Schedule attached or delivered pursuant to the terms of this instrument (except for Schedules L to O) shall constitute a part of this Agreement; provided, however that in the event of any conflict between such Schedule or Exhibit and this instrument, this instrument shall control.

          9.12 Any notice or other communication hereunder must be given in writing and (a) delivered in person, (b) transmitted by telex, telefax, or telecommunications mechanism, provided that any notice so given is also mailed as provided in clause (c), (c) mailed by certified or registered air mail (postage prepaid), return receipt requested, or (d) sent by Express Mail, Federal Express or other express delivery service to the parties and at the addresses specified herein or to such other address or to such other person as either party shall have last designated by such notice to the other party.
Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number so specified herein and an appropriate answer back or other confirmation of receipt is received (ii) if given by mail, seven days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when actually received at such address. Any notice or other communication hereunder shall be delivered as follows:

If to NAL or OSRAM addressed to:

          c/o Siemens Corporation
          1301 Avenue of the Americas
          New York, New York  10019
          Attention:  Vice President and General Counsel
          Telecopier No. (212) 258-4490

With a copy to:

          OSRAM GmbH
          Hellabrunner StraBe 1
          D-8000 Munich 90
          Federal Republic of Germany
          Attention:  Geschaftsfuhrer
                      (with a copy to the General Counsel)
          Telecopier No. 011-49-89-6213-2019

If to IL, addressed to:

          EDIL International Lighting B.V.
          Appollolaan 171
          1077 AS, Amsterdam
          P.O. Box 7301
          Amsterdam 10007 JH
          The Netherlands
          Attention:  Mr. C. Barbas
          Telex:  15469
          Telecopier No. 31 20 676 9326

With a copy to:

          Citicorp Venture Capital Limited
          Citibank House
          7th Floor
          335 Strand, London WC2R ILS
          England
          Telecopier No. 071-438-1419

          9.13 This Agreement may be assigned and transferred by IL together with and as a part of the sale or transfer of all of IL's right, title, and interest in the whole or any part of IL's business; any assignee or transferee shall be bound by all of the terms and conditions hereof; as a part of such transactions, IL may retain rights under this Agreement in connection with those businesses not transferred or sold to its assignee or transferee. IL may as an alternative to the foregoing provisions of this Section, request that Osram and NAL enter into with such transferee/assignee of IL a new agreement upon similar terms and conditions to those set forth in this Agreement, as may be applicable, and Osram and NAL will enter into such a new agreement.

          9.14 Each party shall do and execute or procure to be done and executed all necessary acts, deeds, documents and things to give effect to this Agreement.

          9.15 If either party is prevented, hindered or delayed from or in performing any of its obligations under this Agreement (other than an obligation to make payment) by a Force Majeure Event then:

          (a) that party's obligations under this Agreement shall be suspended for so long as the Force Majeure Event continues and to the extent that party is so prevented, hindered or delayed;

          (b) as soon as reasonably possible after commencement of the Force Majeure Event that party shall notify the other party in writing of the occurrence of the Force Majeure Event the date of commencement of the Force Majeure Event and the effects of the Force Majeure Event on its ability to perform its obligations under this Agreement.

          (c) that party shall use its best efforts to mitigate the effects of the Force Majeure Event upon the performance of its obligations under this Agreement; and

          (d) as soon as reasonably possible after the cessation of the Force Majeure Event that party shall notify the other party in writing of the cessation of the Force Majeure Event and shall as soon as practicable resume performance of its obligations under this Agreement.


          (e) For the purposes of this Paragraph 9.15, "Force Majeure Event" means any event beyond the reasonable control of a party (and which is unavoidable notwithstanding the reasonable care of that party) including, without limitation, acts of God, war, riot, civil commotion, malicious damage, compliance with any law or governmental order, rule or regulation.


          9.16 To the extent that full Schedules shall not be appended to this Agreement as of the signing, the parties shall prepare and attach Schedules as soon as possible thereafter, but in any event no later than ten (10) working days thereafter.


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.


Signed by /s/
          -----------------------------
Name:
          -----------------------------

for and on behalf of OSRAM GmbH
in the presence of: /s/
                    -------------------


Name:
          -----------------------------
Signed by /s/
          -----------------------------
Name:
          -----------------------------


for and on behalf of EDIL INTERNATIONAL
LIGHTING B.V. in the presence of:

          /s/
          -----------------------------
Name:
          -----------------------------


Signed by /s/
          -----------------------------
Name:
          -----------------------------
for and on behalf of


OSRAM ACQUISITION CORPORATION
in the presence of:

          /s/
          -----------------------------
Name:
          -----------------------------

                            ALLOCATION INSTRUCTIONS


          These instructions are given as of January 29, 1993 in connection with the allocation of intellectual property contemplated by (i) the NAL Intellectual Property Agreement dated as of August 6, 1992 (as amended, the "NAL Intellectual Property Agreement") among GTE Corporation ("GTE"), GTE Products of Connecticut Corporation, Siemens Corporation ("Siemens") and OSRAM Acquisition Corporation and (ii) the Amended and Restated IL Intellectual Property Agreement dated as of August 6, 1992 (the "IL Intellectual Property Agreement") among GTE, GTE International Incorporated and EDIL International Lighting B.V. ("EDIL"). Capitalized terms used herein without definition shall have the meanings set forth in the NAL Intellectual Property Agreement and the IL Intellectual Property Agreement.


          Siemens and EDIL hereby instruct GTE and its Affiliates to execute the assignments provided to GTE and its Affiliates immediately prior to the Initial Closing. These instruction supersede any prior instructions to the extent they are inconsistent with or contrary to these instructions. The Intellectual Property Allocation shall be completed immediately after the Initial Closing under the IL Stock Purchase Agreement, but prior to the Closing under the NAL Stock Purchase Agreement.

          Siemens and EDIL, each on behalf of itself and its Affiliates, hereby agree and acknowledge that, upon execution of the assignments provided to GTE and its Affiliates GTE and its Affiliates shall have complied in all respects with the instructions provided herein and that the instructions provided herein are the only instructions given by such entities to GTE and its Affiliates in connection with the Intellectual Property Allocation.


                                        SIEMENS CORPORATION


                                        By: /s/ Gregory S. Bentley
                                            -------------------------------
                                        Its:   Attorney-in-fact

                                        EDIL INTERNATIONAL LIGHTING B.V.


                                        By: /s/
                                            -------------------------------
                                        Its:   Authorized Signatory

                                 CONFORMED COPY



DATED                                                           23 December 1994
--------------------------------------------------------------------------------




                    (1) SYLVANIA LIGHTING INTERNATIONAL B.V.


                             (2) OSRAM SYLVANIA INC


                                    - and -


                                 (3) OSRAM GmbH




                    --------------------------------------------

                              VARIATION AGREEMENT

                    --------------------------------------------




--------------------------------------------------------------------------------
                             Dibb Lupton Broomhead
                                125 London Wall
                                     LONDON
                                    EC2Y 5AE

                               Tel: 0171 600 0202
                               Fax: 0171 600 5680

THIS VARIATION AGREEMENT made and entered into on the 23 day of December 1994 by and between:


(1) SYLVANIA LIGHTING INTERNATIONAL B.V. (formerly EDIL International Lighting B.V.) a private limited liability company (beslotenvennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands and whose registered offices are at Oudweg 155, 2031 CC Haarlem, The Netherlands (the "Company");

(2) OSRAM SYLVANIA INC. (formerly Osram Acquisition Corporation) a corporation organised and existing under the laws of the State of Delaware, with an office at 100 Endicott Street, Danvers, Massachusetts 01923, USA; and

(3) OSRAM GmbH a company organised under the laws of Germany with a principal place of business at Hellabrunner Strasse 1, D-8000, Munchen 90, Germany.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.   The parties to this Variation Agreement hereby agree to amend Clause 7.1 of
     Article VII of the Amended and Restated Intellectual Property Allocation and Licence Agreement dated 6th August 1992 as indicated below by adding the underlined wording in italics:

     "7.1 NAL agrees that effective as of the closing, IL shall have a non-exclusive licence under the "SYLVANIA" trade mark, to have Lamp and Lighting Products manufactured in the USA, Puerto Rico, Canada and Mexico and marked with the "SYLVANIA" trade mark, all such lamps to be for distribution, and use outside of the USA, Puerto Rico, Canada and Mexico".

2. This Agreement is governed by, and shall be interpreted and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State and without regard to conflicts of law doctrines. United States Federal law shall govern any particular subject matter controlled thereby.

3. Any claim or controversy arising at any time out of or in relation to this Agreement shall be settled in accordance with the rules of arbitration of the International Chamber of Commerce by an arbitrator appointed in accordance with the rules who shall be entitled to award preliminary and final injunctive relief, specific performance and damages. Any arbitration shall take place in Paris, France and shall be conducted in the English language. Judgement upon the award rendered may be entered in any court having jurisdiction thereof.

Executed as a deed under seal by        )
SYLVANIA LIGHTING INTERNATIONAL B.V.    )
acting by                               )
in the presence of:                     )

Signature of Witness: /s/ H. Branol

Name of Witness: H. Branol-Secretary

Address: SLI-20-rte cle Pre-Bois
         CH-1215 Geneva 15

Occupation: Secretary



Executed as a deed under seal by        )
OSRAM SYLVANIA INC.                     )
acting by                               )
in the presence of:                     )

Signature of Witness: /s/ Judith Callahan

Name of Witness: Judith Callahan

Address: _____________ Street
         Danvers, MA 01923

Occupation: Secretary



Executed as a deed under seal by        )
OSRAM GmbH                              )
acting by                               )
in the presence of:                     )

Signature of Witness: /s/

Name of Witness:

Address: Munich, Hellabrunner


Occupation: General Counsel







                                       3